                                                                      Exhibit 12

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

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                                                             NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                                             ------------------   -----------------------------------------------
                                                              2001       2000      2000      1999      1998      1997      1996
                                                             -------    -------   -------   -------   -------   -------   -------
COMPUTATION OF EARNINGS
Net income                                                   $   306    $   736   $ 1,002   $ 1,107   $   996   $   919   $   783
Add: Provision for income taxes                                  235        384       515       577       483       426       360
Less:  Cumulative effect of accounting changes, net of tax       (25)      --        --        --        --        --        --
                                                             -------    -------   -------   -------   -------   -------   -------
          Income before income taxes and
            cumulative effect of accounting changes              566      1,120     1,517     1,684     1,479     1,345     1,143
Fixed charges, excluding interest on deposits                  1,129      1,352     1,820     1,649     1,517     1,085       810
                                                             -------    -------   -------   -------   -------   -------   -------
          Total earnings for computation,
            excluding interest on deposits                     1,695      2,472     3,337     3,333     2,996     2,430     1,953
Interest on deposits                                           1,191      1,275     1,768     1,305     1,359     1,462     1,469
                                                             -------    -------   -------   -------   -------   -------   -------
          Total earnings for computation,
            including interest on deposits                   $ 2,886    $ 3,747   $ 5,105   $ 4,638   $ 4,355   $ 3,892   $ 3,422
                                                             =======    =======   =======   =======   =======   =======   =======
COMPUTATION OF FIXED CHARGES
Net rental expense                                           $    99    $   112   $   146   $   173   $   139   $   123   $   126
                                                             =======    =======   =======   =======   =======   =======   =======
Portion of net rental expense deemed
    representative of interest                               $    28    $    30   $    41   $    46   $    35   $    30   $    42
Interest on short-term borrowed funds                            434        522       715       646       801       642       492
Interest on long-term debt, including capital securities         667        800     1,064       957       681       413       276
                                                             -------    -------   -------   -------   -------   -------   -------
          Total fixed charges, excluding interest
            on deposits                                        1,129      1,352     1,820     1,649     1,517     1,085       810
Interest on deposits                                           1,191      1,275     1,768     1,305     1,359     1,462     1,469
                                                             -------    -------   -------   -------   -------   -------   -------
          Total fixed charges, including interest
            on deposits                                      $ 2,320    $ 2,627   $ 3,588   $ 2,954   $ 2,876   $ 2,547   $ 2,279
                                                             =======    =======   =======   =======   =======   =======   =======
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                             --         --        --        --        --        --     $    12
Total fixed charges, excluding interest on deposits          $ 1,129    $ 1,352   $ 1,820   $ 1,649   $ 1,517   $ 1,085       810
                                                             -------    -------   -------   -------   -------   -------   -------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits           1,129      1,352     1,820     1,649     1,517     1,085       822
Interest on deposits                                           1,191      1,275     1,768     1,305     1,359     1,462     1,469
                                                             -------    -------   -------   -------   -------   -------   -------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits         $ 2,320    $ 2,627   $ 3,588   $ 2,954   $ 2,876   $ 2,547   $ 2,291
                                                             =======    =======   =======   =======   =======   =======   =======

RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                      1.50x      1.83x     1.83x     2.02x     1.97x     2.24x     2.41x
Including deposit interest                                      1.24x      1.43x     1.42x     1.57x     1.51x     1.53x     1.50x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                      1.50x      1.83x     1.83x     2.02x     1.97x     2.24x     2.38x
Including deposit interest                                      1.24x      1.43x     1.42x     1.57x     1.51x     1.53x     1.49x
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